                                                                       EXECUTION






                              ACQUISITION AGREEMENT

                                      Among

                          MICROLEAGUE MULTIMEDIA, INC.,

                                KIDSOFT, L.L.C.,

                             THE HEARST CORPORATION,

                             KIDSOFT HOLDINGS, INC.,

                             AMERITECH CORPORATION,

                        AMERITECH KIDSOFT HOLDINGS, INC.,

                         KIDSOFT, INC., DANIEL D. BARRY

                              and LAWRENCE R. GROSS

                                   Dated as of

                                  June 6, 1997




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                                TABLE OF CONTENTS
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RECITALS .........................................................................................................1

ARTICLE I - MERGERS...............................................................................................1
         Section 1.1       The Mergers............................................................................1
         Section 1.2       Effective Time of the Mergers..........................................................2
         Section 1.3       Articles of Incorporation and By-laws..................................................2
         Section 1.4       Directors and Officers.................................................................2
         Section 1.5       Conversion of Shares...................................................................2

ARTICLE II - PURCHASE AND SALE OF KIDSOFT MEMBERSHIP INTERESTS....................................................3
         Section 2.1       Purchase and Sale......................................................................3

ARTICLE III - THE CLOSINGS........................................................................................3
         Section 3.1       Time and Place of Closings.............................................................3
         Section 3.2       Deliveries at Hearst Merger Closing....................................................4
         Section 3.3       Deliveries at Ameritech Merger Closing.................................................4
         Section 3.4       Deliveries at LLC Closing..............................................................4

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF KIDSOFT............................................................5
         Section 4.1       Organization...........................................................................5
         Section 4.2       Subsidiaries...........................................................................5
         Section 4.3       Authorization..........................................................................5
         Section 4.4       Membership Interests...................................................................6
         Section 4.5       Financial Statements...................................................................6
         Section 4.6       No Undisclosed or Contingent Liabilities...............................................6
         Section 4.7       Accounts Receivable....................................................................6
         Section 4.8       Absence of Certain Changes.............................................................6
         Section 4.9       No Violation...........................................................................8
         Section 4.10      Compliance with Applicable Law.........................................................8
         Section 4.11      Licenses and Permits...................................................................8
         Section 4.12      Consents...............................................................................8
         Section 4.13      Taxes..................................................................................9
         Section 4.14      Litigation, Orders.....................................................................9
         Section 4.15      Title to Properties; Encumbrances.....................................................10
         Section 4.16      Contracts and Commitments.............................................................10
         Section 4.17      Customers and Suppliers...............................................................11
         Section 4.18      Equipment.............................................................................11
         Section 4.19      Certain Interests.....................................................................11
         Section 4.20      Intellectual Property.................................................................11
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         Section 4.21      Employees and Employee Benefit Plans..................................................12
         Section 4.22      Insurance.............................................................................13
         Section 4.23      Transactions with Affiliates..........................................................13
         Section 4.24      Labor Matters.........................................................................13
         Section 4.25      Environmental Matters.................................................................13
         Section 4.26      Investment Banking; Brokerage.........................................................14
         Section 4.27      Bank Accounts.........................................................................14
         Section 4.28      Disclosure............................................................................14

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF HEARST AND HEARST SUB..............................................14
         Section 5.1       Organization..........................................................................14
         Section 5.2       Subsidiaries..........................................................................15
         Section 5.3       Limited Business and Assets, etc......................................................15
         Section 5.4       Authorization.........................................................................15
         Section 5.5       No Violation..........................................................................15
         Section 5.6       Consents..............................................................................16
         Section 5.7       Ownership of Membership Interests and Shares..........................................16

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF AMERITECH AND AMERITECH SUB.......................................16
         Section 6.1       Organization..........................................................................16
         Section 6.2       Subsidiaries..........................................................................16
         Section 6.3       Limited Business and Assets, etc......................................................16
         Section 6.4       Authorization.........................................................................17
         Section 6.5       No Violation..........................................................................17
         Section 6.6       Consents..............................................................................17
         Section 6.7       Ownership of Membership Interests and Shares..........................................17

ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF KIDSOFT, INC.....................................................18
         Section 7.1       Organization..........................................................................18
         Section 7.2       Authorization.........................................................................18
         Section 7.3       Ownership of Membership Interests.....................................................18
         Section 7.4       No Violation..........................................................................18
         Section 7.5       Consents..............................................................................19
         Section 7.6       Financial Statements..................................................................19
         Section 7.7       Employees, etc........................................................................19
         Section 7.8       Employee Benefit Plans................................................................20
         Section 7.9       Compliance with Applicable Law........................................................20
         Section 7.10      Labor Matters.........................................................................21
         Section 7.11      Contracts and Commitments.............................................................21
         Section 7.12      Litigation, Orders....................................................................21

ARTICLE VIII - REPRESENTATIONS AND WARRANTIES OF BARRY AND GROSS.................................................22
         Section 8.1       Authorization.........................................................................22
         Section 8.2       Ownership of Membership Interests.....................................................22

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         Section 8.3       No Violation..........................................................................22
         Section 8.4       Consents..............................................................................22

ARTICLE  IX - REPRESENTATIONS, WARRANTIES AND COVENANTS OFHEARST, AMERITECH, KIDSOFT, INC., BARRY and GROSS......23
         Section 9.1       Representations and Warranties........................................................23
         Section 9.2       Sales of Company Securities...........................................................24
         Section 9.3       Confidential Information..............................................................24

ARTICLE X - REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................25
         Section 10.1      Organization..........................................................................25
         Section 10.2      Subsidiaries..........................................................................25
         Section 10.3      Authorization.........................................................................25
         Section 10.4      Capitalization........................................................................25
         Section 10.5      Financial Statements..................................................................26
         Section 10.6      No Violation..........................................................................26
         Section 10.7      Consents..............................................................................26
         Section 10.8      Litigation, Orders....................................................................26
         Section 10.9      Securities Laws.......................................................................27
         Section 10.10     Disclosure............................................................................27

ARTICLE XI - SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION........................................................27
         Section 11.1      Survival of Representations...........................................................27
         Section 11.2      Indemnification.......................................................................28
         Section 11.3      Conditions of Indemnification.........................................................29
         Section 11.4      Contribution..........................................................................30
         Section 11.5      Indemnification Under Escrow Agreement................................................30
         Section 11.6      KidSoft Members' Representatives......................................................30

ARTICLE  XII - CONDITIONS TO OBLIGATIONS OF THE COMPANY..........................................................31
         Section 12.1      Representations and Warranties........................................................31
         Section 12.2      No Proceeding or Litigation...........................................................31
         Section 12.3      No Injunction.........................................................................31
         Section 12.4      Resolutions...........................................................................31
         Section 12.5      Incumbency Certificate................................................................31
         Section 12.6      Opinion of Counsel....................................................................32
         Section 12.7      All Proceedings Satisfactory..........................................................32
         Section 12.8      Stock Purchase Agreement..............................................................32
         Section 12.9      Fairness Opinion......................................................................32
         Section 12.10     KidSoft Cash Account..................................................................32
         Section 12.11     Assignment and Assumption Agreement...................................................32
         Section 12.12     Escrow Agreement......................................................................32

ARTICLE XIII - CONDITIONS TO OBLIGATIONS OF HEARST AND HEARST SUB................................................33
         Section 13.1      Representations and Warranties........................................................33

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         Section 13.2      No Proceeding or Litigation...........................................................33
         Section 13.3      No Injunction.........................................................................33
         Section 13.4      Resolutions of the Company............................................................33
         Section 13.5      Incumbency Certificate................................................................33
         Section 13.6      Opinion of Counsel....................................................................33
         Section 13.7      All Proceedings Satisfactory..........................................................33

ARTICLE XIV - CONDITIONS TO OBLIGATIONS OF AMERITECH AND AMERITECH SUB...........................................34
         Section 14.1      Representations and Warranties........................................................34
         Section 14.2      No Proceeding or Litigation...........................................................34
         Section 14.3      No Injunction.........................................................................34
         Section 14.4      Resolutions of the Company............................................................34
         Section 14.5      Incumbency Certificate................................................................34
         Section 14.6      Opinion of Counsel....................................................................34
         Section 14.7      All Proceedings Satisfactory..........................................................35

ARTICLE XV - CONDITIONS TO OBLIGATIONS OF KIDSOFT, INC., BARRY AND GROSS.........................................35
         Section 15.1      Representations and Warranties........................................................35
         Section 15.2      No Proceeding or Litigation...........................................................35
         Section 15.3      No Injunction.........................................................................35
         Section 15.4      Resolutions of the Company............................................................35
         Section 15.5      Incumbency Certificate................................................................35
         Section 15.6      Opinion of Counsel....................................................................36
         Section 15.7      All Proceedings Satisfactory..........................................................36

ARTICLE XVI - COMPANY BOARD OF DIRECTORS.........................................................................36
         Section 16.1      Company Board of Directors............................................................36

ARTICLE XVII - REGISTRATION RIGHTS...............................................................................36
         Section 17.1      Piggyback Registration Rights.........................................................36
         Section 17.2      Withdrawal of Shares..................................................................37
         Section 17.3      Information Regarding Investors; Underwriting Arrangements............................37
         Section 17.4      Restrictions on Sales.................................................................37
         Section 17.5      Indemnification.......................................................................37

ARTICLE XVIII - RELATED MATTERS..................................................................................40
         Section 18.1      Use of Name...........................................................................40
         Section 18.2      Employees, Benefit Plans, Etc.........................................................40

ARTICLE XIX - CONSENTS AND WAIVERS OF HEARST SUB, AMERITECH SUB, KIDSOFT, INC....................................40
         Section 19.1      Transfer by KidSoft, Inc.  ...........................................................41
         Section 19.2      Transfer by Hearst Sub and Ameritech Sub..............................................41

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         Section 19.3      Transfer by Barry and Gross...........................................................41
         Section 19.4      Ameritech Sub Right of First Refusal..................................................41
         Section 19.5      Hearst Sub Right of First Refusal.....................................................41

ARTICLE XX - MISCELLANEOUS.......................................................................................41
         Section 20.1      Expenses; Taxes, Etc..................................................................41
         Section 20.2      Further Assurances....................................................................41
         Section 20.3      Parties in Interest...................................................................42
         Section 20.4      Entire Agreement, Amendments and Waiver...............................................42
         Section 20.5      Headings..............................................................................42
         Section 20.6      Notices...............................................................................42
         Section 20.7      Governing Law.........................................................................43
         Section 20.8      Third Parties.........................................................................43
         Section 20.9      Counterparts..........................................................................43

ARTICLE XXI - DEFINED TERMS......................................................................................44
         Section 21.1      Location of Certain Defined Terms.....................................................44
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                              ACQUISITION AGREEMENT

         Acquisition Agreement, dated as of June 6, 1997, among MicroLeague Multimedia, Inc., a Pennsylvania corporation (the "Company"), KidSoft, L.L.C., a Delaware limited liability company ("KidSoft"), The Hearst Corporation, a Delaware corporation ("Hearst"), Ameritech Corporation, a Delaware corporation ("Ameritech"), KidSoft Holdings, Inc., a Delaware corporation ("Hearst Sub"), Ameritech KidSoft Holdings, Inc., a Delaware corporation ("Ameritech Sub"), KidSoft, Inc., a California corporation ("KidSoft, Inc."), Daniel D. Barry ("Barry") and Lawrence R. Gross ("Gross").

                                    RECITALS

A. The Board of Directors of the Company has approved the acquisition of KidSoft.

B. Hearst Sub, Ameritech Sub, KidSoft, Inc., Barry and Gross (collectively, the "Members") constitute all of the members of KidSoft and have agreed, subject to the terms and conditions set forth herein, to sell, transfer and assign their membership interests (the "Membership Interests") to the Company in exchange for an aggregate of 1,450,000 shares of common stock, $.01 par value per share, of the Company ("Company Common Stock") and warrants to purchase 100,000 shares of Company Common Stock in substantially the form of Exhibit A hereto (the "Warrants").

C. In furtherance thereof, the Board of Directors of the Company, the respective Boards of Directors or other governing body of Hearst Sub and Ameritech Sub, and Hearst, the sole stockholder of Hearst Sub, and Ameritech, the sole stockholder of Ameritech Sub, subject to the terms and conditions set forth herein, have approved the merger of Hearst Sub with and into the Company and the merger of Ameritech Sub with and into the Company, respectively.

D. The Board of Directors of the Company, subject to the terms and conditions set forth herein, has further approved the purchase of all of the membership interests in KidSoft held by KidSoft, Inc., Barry and Gross.

         Accordingly, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                     MERGERS

         Section 1.1 The Mergers.

                   (a) Subject to the terms and conditions set forth herein, and in accordance with the Pennsylvania Business Corporation Law (the "PBCL") and the Delaware General Corporation Law (the "DGCL"), at the Hearst Effective Time (as defined herein), Hearst Sub shall be merged with and into the Company (the "Hearst Sub Merger").



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                  (b) Subject to the terms and conditions set forth herein, and in accordance with the PBCL and the DGCL, at the Ameritech Effective Time (as defined herein), Ameritech Sub shall be merged with and into the Company (the "Ameritech Sub Merger" and, together with the Hearst Sub Merger, the "Mergers").

Following each Merger, the separate corporate existence of Hearst Sub and Ameritech Sub, respectively, shall cease and the Company shall continue as the surviving corporation of each such merger (the "Surviving Corporation").

         Section 1.2 Effective Time of the Mergers.

                  (a) At the time of the Closings (as defined herein), subject to the satisfaction of the conditions contained in this Agreement,

                           (i) articles of merger with respect to the Hearst Sub
Merger and the Ameritech Sub Merger (the "Articles of Merger") shall be filed with the Department of State of the Commonwealth of Pennsylvania; and

                           (ii) a certificate of merger with respect to the
Hearst Sub Merger and the Ameritech Sub Merger (the "Certificate of Merger") shall be filed with the Secretary of State of Delaware.

All such filings shall occur as nearly simultaneously as possible.

                  (b) The Hearst Sub Merger and the Ameritech Sub Merger shall become effective upon the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania and the Certificate of Merger with the Secretary of State of Delaware. The date and time when the Hearst Sub Merger and the Ameritech Sub Merger become effective are referred to herein as the "Effective Time."

         Section 1.3 Articles of Incorporation and By-laws. The articles of incorporation and by-laws of the Company, each as in effect immediately prior to the Effective Time, shall be the articles of incorporation and by-laws, respectively, of the Surviving Corporation until thereafter amended as provided therein or by law.

         Section 1.4 Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation and shall continue to hold office after the Effective Time until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         Section 1.5 Conversion of Shares.

                  (a) At the Effective Time, by virtue of the Hearst Sub Merger and without any action on the part of the holder thereof, all shares of common stock, $1.00 par value, of Hearst Sub


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outstanding immediately prior to the Effective Time (other than shares held by
Hearst Sub (which shall be canceled)), shall be converted into and represent the right to receive (subject to Section 3.2), in the aggregate, upon surrender of the certificate formerly representing such shares, (i) 723,995 shares of Company Common Stock and (ii) 100,000 Warrants (the "Hearst Merger Consideration").

                  (b) At the Effective Time, by virtue of the Ameritech Sub Merger and without any action on the part of the holder thereof, all shares of common stock, $1.00 par value, of Ameritech Sub outstanding immediately prior to the Effective Time (other than shares held by Ameritech Sub (which shall be canceled)), shall be converted into and represent the right to receive (subject to Section 3.3), in the aggregate, upon surrender of the certificate formerly representing such shares, 496,883 shares of Company Common Stock (the "Ameritech Merger Consideration").


                                   ARTICLE II

                PURCHASE AND SALE OF KIDSOFT MEMBERSHIP INTERESTS

         Section 2.1 Purchase and Sale. Subject to the terms and conditions set forth herein, and in reliance on the representations, warranties and covenants set forth herein, at the LLC Closing (as defined herein), the Company shall purchase from KidSoft, Inc., Barry and Gross, and each such Member shall sell, transfer and assign to the Company, the entire Membership Interest held by such Member as follows:

                  (a) the Company shall purchase from KidSoft, Inc. the entire Membership Interest held by KidSoft, Inc. for consideration consisting of 217,500 shares of Company Common Stock;

                  (b) the Company shall purchase from Barry the entire Membership Interest held by Barry for consideration consisting of 5,811 shares of Company Common Stock; and

                  (c) the Company shall purchase from Gross the entire Membership Interest held by Gross for consideration consisting of 5,811 shares of Company Common Stock.


                                   ARTICLE III

                                  THE CLOSINGS

         Section 3.1 Time and Place of Closings. The closing of the Hearst Sub Merger (the "Hearst Merger Closing"), the Ameritech Sub Merger (the "Ameritech Merger Closing") and the purchase of the Membership Interests (the "LLC Closing" and, together with the Hearst Merger Closing and the Ameritech Merger Closing, the "Closings") shall take place at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania, at 10:00 a.m., local time, on June 6, 1997, or at such other place and time, or on such other date, as the parties hereto may agree. The date on which the Closings occur is herein called the "Closing Date."


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         Section 3.2 Deliveries at Hearst Merger Closing. Subject to Articles
XII and XIII, at the Hearst Merger Closing:

                  (a) the Company shall deliver to Hearst or its designee the Hearst Merger Consideration; provided, however that 66,185 shares of Company Common Stock constituting a portion of the Hearst Merger Consideration shall be delivered by the Company to Summit Bank, as escrow agent (the "Escrow Agent"), to be held in escrow pursuant to an escrow agreement among John Connors (as representative of Hearst, Ameritech, KidSoft, Inc., Barry and Gross), the Escrow Agent and the Company in the form of Exhibit B hereto (the "Escrow Agreement") to secure to the Company the right to indemnification under Article XI;

                  (b) the parties responsible therefor shall deliver the opinions, certificates, documents and other instruments referred to in Articles XII and XIII; and

                  (c) the Company and Hearst Sub shall cause the Articles of Merger to be filed in accordance with the provisions of the PBCL and the Certificate of Merger to be filed in accordance with the provisions of the DGCL and shall take all other action necessary to effect the Hearst Sub Merger.

         Section 3.3 Deliveries at Ameritech Merger Closing. Subject to Articles XII and XIV, at the Ameritech Merger Closing:

                  (a) the Company shall deliver to Ameritech or its designee the Ameritech Merger Consideration; provided, however, that 60,113 shares of Company Common Stock constituting a portion of the Ameritech Merger Consideration shall be delivered by the Company to the Escrow Agent to be held in escrow pursuant to the Escrow Agreement to secure to the Company the right to indemnification under
Article XI.;

                  (b) the parties responsible therefor shall deliver the opinions, certificates, documents and other instruments referred to in Articles XII and XIV; and

                  (c) the Company and Ameritech Sub shall cause the Articles of Merger to be filed in accordance with the provisions of the PBCL and the Certificate of Merger to be filed with the Secretary of State of Delaware and shall take all other action necessary to effect the Ameritech Sub Merger.

         Section 3.4 Deliveries at LLC Closing. Subject to Articles XII and XV, at the LLC Closing:

                  (a) the Company shall deliver to KidSoft, Inc., Barry and Gross the number of shares of Company Common Stock set forth in Sections 2.1(a), 2.1(b) and 2.1(c), respectively; provided, however, that 22,500, 601 and 601 shares of Company Common Stock constituting a portion of the Company Common Stock to be delivered by the Company to KidSoft, Inc., Barry and Gross pursuant to Sections 2.1(a), 2.1(b) and 2.1(c), respectively, shall be delivered to the Escrow


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Agent to be held in escrow pursuant to the Escrow Agreement to secure to the
Company the right to indemnification under Article XI;

                  (b) each of KidSoft, Inc., Barry and Gross shall deliver to the Company an executed Assignment of Membership Interest in the form of Exhibit C attached hereto;

                  (c) the parties responsible therefor shall deliver the opinions, certificates, documents and other instruments referred to in Articles XII and XV; and

                  (d) the Company, KidSoft, Inc., Barry and Gross shall take all other action necessary to effect the LLC Closing.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF KIDSOFT

         Subject to Schedule IV attached hereto, KidSoft represents and warrants to the Company as follows:

         Section 4.1 Organization. KidSoft is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. KidSoft has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently conducted. KidSoft is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except to the extent that the failure to be so qualified or licensed would not have a Material Adverse Effect. KidSoft has delivered to the Company a complete and correct copy of its Amended and Restated Limited Liability Company Agreement ( the "LLC Agreement") as in effect on the date hereof. As used in this Agreement, "Material Adverse Effect" means, with respect to any entity, any material adverse effect on the operations, condition (financial or other), assets, liabilities, earnings or prospects of such entity or on the transactions contemplated hereby.

         Section 4.2 Subsidiaries. KidSoft does not own, directly or indirectly, any equity or similar interest, or any interest convertible into or exchangeable or exercisable for any equity or similar interest, in any corporation, partnership, joint venture, limited liability company or other business association, entity or person.

         Section 4.3 Authorization. KidSoft has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by KidSoft of its obligations hereunder have been duly authorized by KidSoft and no other proceeding therefor on the part of KidSoft or the Members is required. This Agreement has been duly executed and delivered by KidSoft and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding obligation of KidSoft, enforceable against KidSoft in accordance with its terms.



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         Section 4.4 Membership Interests.

                  (a) The Membership Interests constitute all of the outstanding membership or other ownership interests in KidSoft. KidSoft has not issued and is not obligated to issue any warrants, options or other rights to purchase or acquire any membership or other ownership interests, or any securities convertible into any such interests or any warrants, options or other rights to acquire any such convertible securities.

                  (b) All of the Membership Interests have been validly issued in accordance with the LLC Agreement and applicable law, including federal and state securities laws, and none of the Membership Interests were at the time of issuance subject to any preemptive or similar rights. There are no preemptive rights, rights of first refusal, put or call rights or obligations, or anti-dilution rights with respect to the issuance, sale or redemption of Membership Interests, other than rights set forth in the LLC Agreement.

         Section 4.5 Financial Statements. KidSoft has previously delivered to the Company complete and correct copies of its audited balance sheets, statements of income and statements of cash flows for the period of May 12, 1995 (date of inception) to December 31, 1995 and for the year ended December 31, 1996. All such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis, are complete, correct and consistent in all material respects with the books and records of KidSoft, contain notations for all significant accruals or contingencies and fairly present the financial position of KidSoft as of the dates thereof and the results of operations and cash flows of KidSoft for the periods shown therein.

         Section 4.6 No Undisclosed or Contingent Liabilities. KidSoft has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) that are not fully reflected on the audited balance sheet of December 31, 1996 (including the footnotes and schedules thereto, the "Balance Sheet"), except for liabilities and obligations incurred in the ordinary course of business since the date thereof, and there is no basis for the assertion against KidSoft of any liability or obligation of any nature whatsoever not fully reflected on the Balance Sheet.

         Section 4.7 Accounts Receivable. All accounts receivable of KidSoft, whether reflected on the Balance Sheet or otherwise, represent bona fide completed sales made in the ordinary course of business, are valid and enforceable claims, are subject to no known set-offs or counterclaims, and are, in the best judgment of KidSoft and the Members, fully collectible in the normal course of business after deducting the reserve set forth in the Balance Sheet and adjusted since that date, which reserve is a reasonable estimate of KidSoft's uncollectible accounts.

         Section 4.8 Absence of Certain Changes. Since the date of the Balance Sheet, KidSoft has conducted its business only in the ordinary course and consistent with past practice, and has not:

                  (a) Suffered any material adverse change in its operations, condition (financial or otherwise), assets, liabilities, earnings or prospects;



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                  (b) Increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (c) Paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;

                  (d) Permitted or allowed any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

                  (e) Written down the value of any inventory or written off as uncollectible any notes or accounts receivable;

                  (f) Canceled any debts or waived any claims or rights of substantial value;

                  (g) Sold, transferred or otherwise disposed of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

                  (h) Granted any general increase in the amount paid to KidSoft, Inc. in respect of the compensation paid to employees of KidSoft, Inc. (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the amount payable or to become payable in respect of the compensation of any such employee, and no such increase is customary on a periodic basis or required by agreement or understanding; or experienced any material loss of personnel, material change in the terms and conditions of the employment of key personnel, or any labor trouble involving KidSoft Inc.'s employees;

                  (i) Made any capital expenditure or commitment for additions to its property, equipment or intangible capital assets;

                  (j) Made any change in any method of accounting or accounting practice or failed to maintain its books, accounts and records in the ordinary course of business and consistent with past practice;

                  (k) Failed to maintain any properties or equipment in good operating condition and repair;

                  (l) Failed to maintain in full force and effect all existing policies of insurance at least at such levels as were in effect prior to such date or canceled any such insurance or taken or failed to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;



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                  (m) Entered into any transaction or made or entered into any material contract or commitment, or terminated or amended any material contract or commitment, except in the ordinary course of business and consistent with past practice, and not in excess of current requirements;

                  (n) Taken any action or experienced any development that could have a material adverse effect on its business organization or its current relationships with its employees, suppliers, distributors, advertisers, subscribers or others having business relationships with it;

                  (o) Paid or set aside for payment any distribution in respect of the Membership Interests or redeemed, purchased or otherwise acquired, directly or indirectly, any Membership Interests; or

                  (p) Agreed in writing or otherwise to take any action with respect to any of the matters described in this Section 4.8.

         Section 4.9 No Violation. Neither the execution and delivery of this Agreement by KidSoft nor the performance by KidSoft of its obligations hereunder will (i) conflict with or result in any breach of any provision of its Certificate of Formation or the LLC Agreement, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any lien or encumbrance on KidSoft's properties or assets or any right of termination, cancellation or acceleration under any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which KidSoft is a party or by which it or any of its properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any court, administrative agency or governmental authority binding on KidSoft or any of its properties or assets, excluding from the foregoing clauses (ii) and
(iii) violations, breaches and defaults that, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 4.10 Compliance with Applicable Law. KidSoft is currently in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, writs, requirements and injunctions of all governmental authorities, except for such noncompliance that, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 4.11 Licenses and Permits. KidSoft possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of KidSoft's properties and assets, and KidSoft is not in violation of any thereof except for such violations that, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 4.12 Consents. Except for the filings referred to in Section 1.2, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person or entity is required to be made or obtained by KidSoft in connection with the execution and delivery of this Agreement by KidSoft or the performance by

KidSoft of its obligations hereunder, other than such consents, approvals, authorizations, declarations, filings or registrations, the failure of which to make or obtain, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 4.13 Taxes.

                  (a) KidSoft (which term shall include, for purposes of this Section 4.13, any predecessor entity) has filed all Tax (as hereinafter defined) reports and returns that it was required to file. All such reports and returns were correct and complete. All Taxes owed by KidSoft (whether or not shown on any report or return) have been paid, KidSoft is not currently the beneficiary of any extension of time within which to file any report or return. No claim has been made by a governmental authority in a jurisdiction where KidSoft does not file reports and returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of KidSoft that arose in connection with the failure or alleged failure to pay any Tax.

                  (b) KidSoft has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party.

                  (c) To the knowledge of KidSoft, no governmental authority will assess, or will have reason to assess, any additional Taxes for any period for which returns have been, or are required to be, filed by KidSoft. There is no dispute or claim concerning any Tax liability of KidSoft either (i) claimed or raised by any governmental authority in writing or (ii) as to which KidSoft has knowledge based upon personal contact with any agent of such authority. All federal, state, local and foreign income tax returns filed with respect to KidSoft for taxable periods ended on or after December 31, 1991 are set forth on
Schedule IV, and such schedule indicates those returns that have been audited or currently are the subject of an audit. KidSoft has delivered to the Company correct and complete copies of all federal income Tax returns, examination reports and statements of deficiencies assessed against or agreed to by KidSoft since December 31, 1991.

                  (d) KidSoft has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency. KidSoft has not entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code").

                  (e) As used in this Section 4.13, the terms "Taxes" and "Tax" mean all federal, state, local and foreign taxes, including income, unemployment, withholding, payroll, social security, real property, personal property, excise, sales, use and franchise taxes, levies, assessments, duties, licenses and registration fees and charges of any nature whatsoever, including interest, penalties and additions with respect thereto and any interest in respect of such additions and penalties.

         Section 4.14 Litigation, Orders. There are no claims, actions, suits, proceedings, investigations or inquiries pending before any court, arbitrator or governmental or regulatory official or office, or, to the knowledge of KidSoft, threatened, against or affecting KidSoft or questioning the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by KidSoft or any Member pursuant to this Agreement, at law or in equity; nor is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. KidSoft is not subject to any judgment, order or decree entered in any lawsuit or proceeding that has had or may have a Material Adverse Effect.

         Section 4.15 Title to Properties; Encumbrances. KidSoft does not own any real property and does not lease any real property other than its offices located at 10275 North DeAnza Boulevard, Cupertino, CA and a warehouse located at 1600 Shoreline Boulevard, Mountain View, California. KidSoft has good title to all of its properties and assets, including any vehicles, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, that do not materially detract from the value of or interfere with the present use of the property affected thereby or that would not and are not reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, KidSoft owns and has the right to use without restrictions or interference from any person, all customer mailing lists currently used by KidSoft and KidSoft is not aware of any facts or events that could reasonably be expected to give rise to any such restrictions or limitations in the future. All leases pursuant to which KidSoft leases real or personal property, including any vehicles, are in good standing, valid and effective in accordance with their respective terms, and there is no existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which KidSoft has not taken adequate steps to prevent such a default from occurring) thereunder.

         Section 4.16 Contracts and Commitments. KidSoft is not a party or subject to or bound by (whether written or oral) nor has it committed to enter into in the future:

                  (a) any plan or contract providing for collective bargaining or any similar obligations, or any contract or agreement with any labor union;

                  (b) any contract, lease or agreement, including programming and license agreements, creating any obligation of KidSoft to pay to any third party $25,000 or more with respect to any single such contract or agreement or which is otherwise material and not entered into in the ordinary course of business, except for purchase orders entered into in the ordinary course of business;

                  (c) any contract or agreement for the sale, license, lease or disposition of products or services in excess of $25,000;

                  (d) any contract containing covenants directly or explicitly limiting the freedom of KidSoft to compete in any line of business or with any person or entity;

                  (e) any license agreement (as licensor or licensee);

                  (f) any joint venture, partnership, manufacturing, development or supply agreement;

                  (g) any royalty, dividend or similar arrangement based on the sales volume of KidSoft;

                  (h) any acquisition, merger or similar agreement;

                  (i) any network affiliation agreement; or

                  (j) any other contract not executed in the ordinary course of business.

                  All of KidSoft's contracts and commitments are in full force and effect and neither KidSoft nor, to the knowledge of KidSoft, any other party is in default thereunder, nor, to the knowledge of KidSoft, has any event occurred that with notice, lapse of time or both would constitute a material default thereunder, except for any such default that would not have a Material Adverse Effect, and KidSoft has not received notice of any alleged default under any such contract, agreement, understanding or commitment.

         Section 4.17 Customers and Suppliers. Schedule IV sets forth a list of KidSoft's ten largest customers and ten largest suppliers in terms of sales and purchasers, respectively, during the fiscal year ended December 31, 1996, showing the approximate total sales by KidSoft to each such customer and the approximate total purchases by KidSoft from each such supplier during such year. No material adverse change has occurred in the business relationship of KidSoft with any such customer or any such supplier and, to the knowledge of KidSoft, no facts exist and no events have occurred that could reasonably be expected to result in a material adverse change to any such relationship.

         Section 4.18 Equipment. The equipment of KidSoft has no known material defects and is in good operating condition and repair (ordinary wear and tear excepted) and is adequate for its current uses; and none of such equipment is in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost.

         Section 4.19 Certain Interests. Neither KidSoft nor, to the knowledge of KidSoft, any of its affiliates has (a) any direct or indirect interest (other than the ownership of less than one percent of the outstanding securities of a publicly held company) in any corporation or business that is involved in or competes with KidSoft or (b) any direct or indirect interest in any property or assets used by, or relating to, KidSoft or its business, except through the ownership of Membership Interests.

         Section 4.20 Intellectual Property.

                  (a) KidSoft owns, free and clear of all liens, mortgages, security interests, charges and encumbrances, and has good title to, or holds adequate licenses or otherwise possesses all rights necessary to use, all patents, trademarks, service marks, trade names, copyrights (including any applications for any of the foregoing), inventions, discoveries, processes, know-how, trade secrets, scientific, technical, engineering and marketing data, object and source codes, and techniques used or proposed to be used in, or necessary for, the conduct of KidSoft's business as now conducted or proposed to be conducted, including without limitation the name "KidSoft" (collectively, the "Intellectual Property").

                  (b) Schedule IV contains an accurate and complete list of (i) all such patents, trademarks, trade names, service marks and copyrights, and all applications therefor and, with respect to registered items, contains a list of all jurisdictions in which such items are registered and all registration numbers; (ii) all licenses, permits and other agreements relating thereto; and
(iii) all agreements relating to any of the Intellectual Property that KidSoft is licensed or authorized to use by others. The patents, trademarks and copyrights constituting a part of the Intellectual Property are valid, subsisting and enforceable, and are duly recorded in the name of KidSoft.

                  (c) KidSoft has the sole and exclusive right to use all of the Intellectual Property in all jurisdictions in which KidSoft conducts or proposes to conduct its business, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

                  (d) No claims have been asserted by any person challenging or questioning the ownership, validity, enforceability or use by KidSoft of any of the Intellectual Property and, to the knowledge of KidSoft, there is no valid basis for any such claim, and the use or other exploitation of the Intellectual Property by KidSoft does not infringe on or dilute the rights of any person; and, to the knowledge of KidSoft, no other person is infringing on the rights of KidSoft with respect to any of the Intellectual Property.

                  (e) KidSoft has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets and other confidential information.

                  (f) KidSoft has delivered to the Company all documents with respect to any invention, process, design, computer program or other know-how or trade secret included in the Intellectual Property, which documents are accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any person.

         Section 4.21 Employees and Employee Benefit Plans.

                  (a) KidSoft currently has, and since its inception has had, no employees. All persons who perform services, directly or indirectly, for KidSoft are independent contractors or employees of KidSoft, Inc. The services of such employees of KidSoft, Inc. are provided to KidSoft pursuant to Section 6.10 of the LLC Agreement, and there are no other contracts, commitments or arrangement between KidSoft, Inc. and KidSoft that relate to the provision of services to KidSoft by any employee of KidSoft, Inc.

                  (b) KidSoft does not maintain or contribute to, and since its inception has not maintained or contributed to, any employee benefit plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan or agreement (each, an "Employee Benefit Plan"). KidSoft is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or, to the knowledge of KidSoft, any applicable labor relations law.

                  (c) Without limiting the generality of the foregoing, KidSoft has not maintained any employee benefit plan or other plan for the employees of KidSoft as described in Section 4021(a) of ERISA (each, a "Pension Plan") at any time during the twelve-month period ending on the Closing Date. KidSoft has not incurred (i) any material accumulated funding deficiency within the meaning of ERISA, or (ii) any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any Pension Plan established or maintained by KidSoft. KidSoft has not had any tax assessed against it by the Internal Revenue Service for any alleged violation under Section 4975 of the Code. KidSoft does not have any unfunded liability under any Pension Plan or a contingent liability for withdrawal from any multi-employer Pension Plan.

         Section 4.22 Insurance. KidSoft has in force fire, casualty, product liability and business interruption and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which KidSoft may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, are as customarily carried by persons engaged in the same or similar business as KidSoft. To the knowledge of KidSoft, no default or event has occurred that could give rise to a default under any such policy.

         Section 4.23 Transactions with Affiliates. There are no loans, leases, agreements, understandings, commitments or other continuing transactions between KidSoft and any Member or any family member or any person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with any of the foregoing persons.

         Section 4.24 Labor Matters. KidSoft and its predecessors have complied for the past three years and KidSoft is currently complying in all material respects with all applicable laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice. There is no charge or complaint pending or threatened against KidSoft before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency of similar jurisdiction.

         Section 4.25 Environmental Matters. To the knowledge of KidSoft, (i) there is no environmental litigation or other environmental proceeding pending or threatened by any governmental or regulatory authority or others with respect to the business of KidSoft, (ii) no state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by KidSoft or that may otherwise have a Material Adverse Effect, and (iii) no Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by KidSoft in violation of any applicable environmental laws. The environmental compliance programs of KidSoft comply in all respects with all environmental laws, whether federal, state or local, currently in effect. As used herein, "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

         Section 4.26 Investment Banking; Brokerage. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of KidSoft, any Member or any affiliate thereof, except for fees payable to Frost & Berman Incorporated.

         Section 4.27 Bank Accounts. Schedule IV sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which KidSoft has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

         Section 4.28 Disclosure. The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto and the certificates and statements executed or delivered in connection herewith, and the information concerning the business of KidSoft delivered to the Company in connection with or pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading. No event has occurred and nothing has come to the attention of KidSoft that would indicate that any of such information (together with any written updates thereof furnished by KidSoft) is not true and correct in all material respects as of the date hereof. To the knowledge of KidSoft, the projections contained in the materials furnished to the Company by KidSoft and the assumptions underlying such projections were reasonable when made and continue to be reasonable, and the projections were based upon good faith and diligent estimates of the anticipated operating results and financial condition of KidSoft. There are no facts known to KidSoft that currently or may in the future have a Material Adverse Effect and that have not been specifically disclosed herein or in a schedule furnished herewith, other than economic conditions affecting the industry of KidSoft generally.


                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF HEARST AND HEARST SUB

Hearst and Hearst Sub, jointly and severally, represent and warrant to the Company as follows:

         Section 5.1 Organization. Hearst Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Hearst Sub has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently conducted. Hearst Sub is not required to be qualified or licensed to do business in any jurisdiction other than the State of Delaware. Hearst Sub has delivered to the Company complete and correct copies of its certificate of incorporation and by-laws, each as in effect on the date hereof. Hearst is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Hearst has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently conducted.

         Section 5.2 Subsidiaries. Except for its Membership Interest, Hearst Sub does not own, directly or indirectly, any equity or similar interest, or any interest convertible into or exchangeable or exercisable for any equity or similar interest, in any corporation, partnership, joint venture, limited liability company or other business association, entity or person.

         Section 5.3 Limited Business and Assets, etc. Since its incorporation, Hearst Sub has conducted, and on the date hereof conducts, directly or indirectly, no business or other activities other than holding a 34.99% Membership Interest, which constitutes its sole asset. Since its incorporation, Hearst Sub has had, and as of the date hereof has, no employees. Hearst Sub has not entered into any arrangement and is not a party to or bound by any note, bond, mortgage, lease, license, agreement or other instrument other than the LLC Agreement and has no liabilities or obligations of any nature whatsoever except as set forth herein and in the LLC Agreement.

         Section 5.4 Authorization. Each of Hearst and Hearst Sub has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Hearst of its obligations hereunder have been duly authorized, the execution and delivery of this Agreement by Hearst Sub and the performance by Hearst Sub of its obligations hereunder have been duly authorized by the Board of Directors of Hearst Sub and by Hearst, as the sole stockholder of Hearst Sub, and no other proceeding therefor on the part of Hearst Sub or Hearst is required. This Agreement has been duly executed and delivered by Hearst and Hearst Sub and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Hearst and Hearst Sub, enforceable against Hearst and Hearst Sub in accordance with its terms.

         Section 5.5 No Violation. Neither the execution and delivery of this Agreement by Hearst or Hearst Sub nor the performance by either of them of their obligations hereunder will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Hearst, the certificate of incorporation or by-laws of Hearst Sub or the LLC Agreement, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any lien or encumbrance on any of their respective properties or assets or any right of termination, cancellation or acceleration under any of the terms or conditions of any note, bond, mortgage, lease, license, agreement or other instrument or obligation to which either of them is a party or by which either of them or any of their respective properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any court, administrative agency or governmental authority binding on Hearst or Hearst Sub or any of their respective properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches and defaults that, individually and in the aggregate, would not have a Material Adverse Effect on Hearst or Hearst Sub, as the case may be.

         Section 5.6 Consents. Except for the filings referred to in Section 1.2 and the consents and waivers referred to in Article XIX, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person or entity is required to be made or obtained by Hearst or Hearst Sub in connection with the execution and delivery of this Agreement by Hearst or Hearst Sub or the performance by either of them of their obligations hereunder, other than such consents, approvals, authorizations, declarations, filings or registrations, the failure of which to make or obtain, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 5.7 Ownership of Membership Interests and Shares.

                  (a) The authorized capital stock of Hearst Sub consists of 1,000 shares of common stock, $1.00 par value, all of which shares are issued and outstanding. Hearst is the sole record owner of all such issued and outstanding shares, and has good title thereto, free and clear of any lien, security interest, claim or other encumbrance of any nature whatsoever.

                  (b) Hearst Sub is the sole record owner of a 34.99% Membership Interest and has good title thereto, free and clear of any lien, security interest, claim or other encumbrance of any nature whatsoever.


                                   ARTICLE VI

          REPRESENTATIONS AND WARRANTIES OF AMERITECH AND AMERITECH SUB

         Ameritech and Ameritech Sub, jointly and severally, represent and warrant to the Company as follows:

         Section 6.1 Organization. Ameritech Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ameritech Sub has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently conducted. Ameritech Sub is not required to be qualified or licensed to do business in any jurisdiction other than the State of Delaware. Ameritech Sub has delivered to the Company complete and correct copies of its certificate of incorporation and by-laws, each as in effect on the date hereof. Ameritech is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ameritech has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently conducted.

         Section 6.2 Subsidiaries. Except for its Membership Interest, Ameritech Sub does not own, directly or indirectly, any equity or similar interest, or any interest convertible into or exchangeable or exercisable for any equity or similar interest, in any corporation, partnership, joint venture, limited liability company or other business association, entity or person.

         Section 6.3 Limited Business and Assets, etc. Since its incorporation, Ameritech Sub has conducted, and on the date hereof conducts, directly or indirectly, no business or other activities other than holding a 20.62% Membership Interest, which constitutes its sole asset. Since its incorporation, Ameritech Sub has had, and as of the date hereof has, no employees. Ameritech Sub has not entered into any arrangement and is not a party to or bound by any note, bond, mortgage, lease, license, agreement or other instrument other than the LLC Agreement and has no liabilities or obligations of any nature whatsoever except as set forth herein and in the LLC Agreement.

         Section 6.4 Authorization. Each of Ameritech and Ameritech Sub has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Ameritech of its obligations hereunder have been duly authorized, the execution and delivery of this Agreement by Ameritech Sub and the performance by Ameritech Sub of its obligations hereunder have been duly authorized by Ameritech, as the sole stockholder of Ameritech Sub, and no other proceeding therefor on the part of Ameritech Sub or Ameritech is required. This Agreement has been duly executed and delivered by Ameritech and Ameritech Sub and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Ameritech and Ameritech Sub, enforceable against Ameritech and Ameritech Sub in accordance with its terms.

         Section 6.5 No Violation. Neither the execution and delivery of this Agreement by Ameritech or Ameritech Sub nor the performance by either of them of their obligations hereunder will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Ameritech, the certificate of incorporation or by-laws of Ameritech Sub or the LLC Agreement,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any lien or encumbrance on any of their respective properties or assets or any right of termination, cancellation or acceleration under any of the terms or conditions of any note, bond, mortgage, lease, license, agreement or other instrument or obligation to which either of them is a party or by which either of them or any of their respective properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any court, administrative agency or governmental authority binding on Ameritech or Ameritech Sub or any of their respective properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches and defaults that, individually and in the aggregate, would not have a Material Adverse Effect on Ameritech or Ameritech Sub, as the case may be.

         Section 6.6 Consents. Except for the filings referred to in Section 1.2 and the consents and waivers referred to in Article XIX, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person or entity is required to be made or obtained by Ameritech or Ameritech Sub in connection with the execution and delivery of this Agreement by Ameritech or Ameritech Sub or the performance by either of them of their obligations hereunder, other than such consents, approvals, authorizations, declarations, filings or registrations, the failure of which to make or obtain, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 6.7 Ownership of Membership Interests and Shares.

                  (a) The authorized capital stock of Ameritech Sub consists of one share of common stock, $1.00 par value, which is issued and outstanding. Ameritech is the sole record owner of such issued and outstanding share, and has good title thereto, free and clear of any lien, security interest, claim or other encumbrance of any nature whatsoever.

                  (b) Ameritech Sub is the sole record owner of a 20.62% Membership Interest and has good title thereto, free and clear of any lien, security interest, claim or other encumbrance of any nature whatsoever.


                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF KIDSOFT, INC.

         KidSoft, Inc. represents and warrants to the Company as follows:

         Section 7.1 Organization. KidSoft, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of California. KidSoft, Inc. has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently conducted.

         Section 7.2 Authorization. KidSoft, Inc. has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by KidSoft, Inc. of its obligations hereunder have been duly authorized by KidSoft, Inc. and no other proceeding therefor on the part of KidSoft, Inc. or its shareholders is required. The sale by KidSoft, Inc. of its Membership Interest to the Company pursuant to this Agreement has been duly authorized by the Hearst Managers (as such term is defined in the LLC Agreement). This Agreement has been duly executed and delivered by KidSoft, Inc. and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding obligation of KidSoft, Inc., enforceable against KidSoft, Inc. in accordance with its terms.

         Section 7.3 Ownership of Membership Interests. KidSoft, Inc. is the sole record owner of a 43.81% Membership Interest and has good title thereto, free and clear of any lien, security interest, claim or other encumbrance of any nature whatsoever. Upon execution and delivery of the Assignment of Membership Interest at the LLC Closing pursuant to Section 3.4(b), the Company will acquire good title to such Membership Interest, free and clear of any lien, security interest, claim or other encumbrance of any nature whatsoever.

         Section 7.4 No Violation. Neither the execution and delivery of this Agreement by KidSoft, Inc. nor the performance by KidSoft, Inc. of its obligations hereunder will (i) conflict with or result in any breach of any provision of its articles of incorporation or the LLC Agreement, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any lien or encumbrance on KidSoft, Inc.'s properties or assets or any right of termination, cancellation or acceleration under any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which KidSoft, Inc. is a party or by which it or any of its properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any court, administrative agency or governmental authority binding on KidSoft, Inc. or any of its properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches and defaults that, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 7.5 Consents. Except for the consents and waivers referred to in Article XIX, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person or entity is required to be made or obtained by KidSoft, Inc. in connection with the execution and delivery of this Agreement by KidSoft, Inc. or the performance by KidSoft, Inc. of its obligations hereunder, other than such consents, approvals, authorizations, declarations, filings or registrations, the failure of which to make or obtain, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 7.6 Financial Statements. KidSoft, Inc. has previously delivered to the Company complete and correct copies of its audited balance sheets, statements of income and statements of cash flows for each of the years ended December 31, 1994 and 1995. All such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis, are complete, correct and consistent in all material respects with the books and records of KidSoft, Inc., contain notations for all significant accruals or contingencies and fairly present the financial position of KidSoft, Inc. as of the dates thereof and the results of operations and cash flows of KidSoft, Inc. for the periods shown therein.

         Section 7.7 Employees, etc.

                  (a) Schedule 7.7 contains an accurate and complete list of (i) the names and current salaries of all officers of KidSoft, Inc. and (ii) the names and the wage rates for all non-salaried and non-executive salaried employees of KidSoft, Inc. by classification. Each person listed on Schedule 7.7 devotes substantially all of his or her working time to the business of KidSoft, which reimburses KidSoft, Inc. for the cost of salaries and benefits provided to such persons as provided in the LLC Agreement. Other than the LLC Agreement, there are no other contracts, commitments or arrangements between KidSoft, Inc. and KidSoft that relate to the provision of services to KidSoft by employees of KidSoft, Inc.

                  (b) Schedule 7.7 contains an accurate and complete list of all employment agreements to which KidSoft, Inc. and any of its current employees is a party, and complete copies of such agreements have been provided to the Company. KidSoft, Inc. is not in default with respect to any obligation to any of its employees. Except as set forth on such schedule, KidSoft, Inc. is not liable for any severance or other obligation to any of its former employees and will not become liable for any severance or other obligation to any of its current employees as a result of the transactions contemplated hereby.

                  (c) Since December 31, 1996, KidSoft, Inc. has not:

                           (i) granted any general increase in the compensation
of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee, and no such increase is customary on a periodic basis or required by agreement or understanding;

or experienced any material loss of personnel, material change in the terms and conditions of the employment of its key personnel, or any labor trouble involving its employees; or

                           (ii)     failed to maintain in full force and effect
all existing policies of insurance with respect to its employees at least at such levels as were in effect prior to such date or canceled any such insurance or taken or failed to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closings.

                  (d) KidSoft, Inc. has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or third party.

                  (e) KidSoft, Inc. is not a party or subject to or bound by (whether written or oral), nor has it committed to enter into in the future, any plan or contract providing for collective bargaining or any similar obligations, or any contract or agreement with any labor union.

         Section 7.8 Employee Benefit Plans.

                  (a) KidSoft, Inc. does not maintain or contribute to any Employee Benefit Plan other than the Employee Benefit Plans identified in
Schedule 7.8. The terms and operation of each Employee Benefit Plan comply in all material respects with all applicable laws and regulations relating to such Employee Benefit Plan. There are no unfunded obligations of KidSoft, Inc. under any retirement, pension, profit-sharing, deferred compensation plan or similar program. KidSoft, Inc. is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or, to the knowledge of KidSoft, Inc., any applicable labor relations law. Neither KidSoft, Inc. nor any predecessor has ever maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees.

                  (b) KidSoft, Inc. has not maintained any employee benefit plan or other plan for the employees of KidSoft, Inc. as described in Section 4021(a) of ERISA (each, a "Pension Plan") at any time during the twelve-month period ending on the Closing Date. KidSoft, Inc. has not incurred (i) any material accumulated funding deficiency within the meaning of ERISA, or (ii) any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any Pension Plan established or maintained by KidSoft, Inc. KidSoft, Inc. has not had any tax assessed against it by the Internal Revenue Service for any alleged violation under Section 4975 of the Code. KidSoft, Inc. does not have any unfunded liability under any Pension Plan or a contingent liability for withdrawal from any multi-employer Pension Plan.

         Section 7.9 Compliance with Applicable Law. KidSoft, Inc. is currently in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, writs, requirements and injunctions of all governmental authorities, except for such noncompliance that, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 7.10 Labor Matters.

                  (a) KidSoft, Inc. and its predecessors have complied for the past three years and KidSoft, Inc. is currently complying in all material respects with all applicable laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice.

                  (b) There is no charge or complaint pending or threatened against KidSoft, Inc. before the Equal Employment Opportunity Commission or the Department of Labor or any state or local agency of similar jurisdiction. No employees of KidSoft, Inc. are represented by any labor union and there is no collective bargaining agreement in effect with respect to such employees. During the past three years, to the knowledge of KidSoft, Inc., no labor union has engaged in any organizing activities with respect to KidSoft, Inc.'s employees.

         Section 7.11 Contracts and Commitments. Each of the contracts and commitments identified in the Assignment and Assumption Agreement referred to in
Section 12.11 (the "Assigned Contracts") is in full force and effect and neither KidSoft, Inc. nor, to the knowledge of KidSoft, Inc., any other party is in default thereunder, nor, to the knowledge of KidSoft, Inc., has any event occurred that with notice, lapse of time or both would constitute a material default thereunder, except for any such default that would not have a Material Adverse Effect, and KidSoft, Inc. has not received notice of any alleged default under any such contract or commitment. Except for the Assigned Contracts, KidSoft, Inc. is not a party to any contract or commitment relating to the business currently conducted or proposed to be conducted by KidSoft that is or could reasonably be expected to be material to such business. Except as set forth on Schedule 7.11, all consents have been obtained, and all notices have been provided, that are required for KidSoft, Inc. to transfer and assign the Assigned Contracts to KidSoft.

         Section 7.12 Litigation, Orders. Except as set forth on Schedule 7.12, there are no claims, actions, suits, proceedings, investigations or inquiries pending before any court, arbitrator or governmental or regulatory official or office, or, to the knowledge of KidSoft, Inc., threatened, against or affecting KidSoft, Inc. or questioning the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by KidSoft, Inc. pursuant to this Agreement, at law or in equity; nor is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. KidSoft, Inc. is not subject to any judgment, order or decree entered in any lawsuit or proceeding that has had or may have a Material Adverse Effect.

                                  ARTICLE VIII

                REPRESENTATIONS AND WARRANTIES OF BARRY AND GROSS

         Each of Barry and Gross represents and warrants (solely as to himself) to the Company as follows:


         Section 8.1 Authorization. He has all legal capacity necessary to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by such Member and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding obligation of such Member, enforceable against him in accordance with its terms.

         Section 8.2 Ownership of Membership Interests. He is the sole record and beneficial owner of a 0.29% Membership Interest and has good title thereto, free and clear of any lien, security interest, claim to other encumbrance of any nature whatsoever. Upon the execution and delivery of the Assignment of Membership Interest at the LLC Closing pursuant to Section 3.4(b), the Company will acquire good title to such Membership Interest, free and clear of any lien, security interest, claim to other encumbrance of any nature whatsoever.

         Section 8.3 No Violation. Neither the execution and delivery of this Agreement by such Member nor the performance by him of his obligations hereunder will (i) conflict with or result in any breach of any provision of the LLC Agreement, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any lien or encumbrance on any of his properties or assets or any right of termination, cancellation or acceleration under any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which he is a party or by which he or any of his properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any court, administrative agency or governmental authority binding on him or any of his properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches and defaults that, individually and in the aggregate, would not have a material adverse effect on his assets or financial condition.

         Section 8.4 Consents. Except for the consents and waivers referred to in Article XIX, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person or entity is required to be made or obtained by such Member in connection with the execution and delivery of this Agreement by him or the performance by him of his obligations hereunder, other than such consents, approvals, authorizations, declarations, filings or registrations, the failure of which to make or obtain, individually and in the aggregate, would not have a material adverse effect on his assets or financial condition.

                                   ARTICLE IX

                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                HEARST, AMERITECH, KIDSOFT, INC., BARRY and GROSS

         Section 9.1 Representations and Warranties. Each of Hearst, Ameritech, KidSoft, Inc., Barry and Gross (each, an "Investor") represent and warrant to the Company (solely as to itself or himself, as the case may be) as follows:

                  (a) Such Investor is acquiring the shares of Company Common Stock (and, in the case of Hearst, the Warrants and the shares of Company Common Stock issuable upon exercise of the Warrants) as described in Sections 1.5 and 2.1, as the case may be, for its or his own account for investment only and not with a view to or for sale in connection with the distribution thereof.

                  (b) Such Investor has such knowledge and experience in financial and business matters that it or he is capable of evaluating the merits and risks of the investment in the Company contemplated by this Agreement and making an informed investment decision with respect thereto.

                  (c) Such Investor (other than KidSoft, Inc.) is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

                  (d) Such Investor has received copies of and has reviewed (i) the Company's Quarterly Report on Form 10-QSB with respect to the quarter ended September 30, 1996; (ii) the Company's Quarterly Report on Form 10-QSB with respect to the quarter ended March 31, 1997 (the "1997 Form 10-QSB"), (iii) the Company's Annual Report on Form 10-KSB with respect to the year ended December 31, 1996 (the "Form 10-KSB"); (iv) a draft, dated May 1, 1997, of the Company's Proxy Statement with respect to its 1997 annual meeting of shareholders; (v) a draft of the Private Placement Memorandum (the "Memorandum"), dated May 1, 1997, relating to the offering by the Company of convertible preferred stock, which describes, among other things, certain risks relating to an investment in the Company; and (vi) press releases issued by the Company since May 23, 1996.

                  (e) Such Investor understands that certain of the information provided by the Company in connection with the transactions contemplated hereby contains forward-looking statements regarding potential future events and developments affecting the Company's business. Such statements relate to, among other things, (i) competition for customers for its products and services; (ii) the uncertainty of developing or obtaining rights to new products that will be accepted by the market and the timing of the introduction of new products into the market; (iii) the limited market life of the Company's products; (iv) the uncertainty of consummating potential acquisitions or entering into joint ventures; and (v) the availability of financing to fund working capital and expansion needs. Such Investor further understands that the Company's ability to predict results or the effect of any pending events on the Company's operating results is inherently subject to various risks and uncertainties, including those discussed in the Form 10-KSB under "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Memorandum under "Risk Factors." Such Investor further understands that the projected financial information regarding the Company's future performance is merely an estimate based on various assumptions concerning the occurrence of future events, many of which are beyond the Company's control. Accordingly, such Investor understands that the Company's actual results in all likelihood will differ from projected results, and such differences may be material.

                  (f) Such Investor has had the opportunity to ask questions of and receive answers from the Company concerning its business and operations, the terms and conditions of the acquisition of securities hereunder, as well as the opportunity to obtain additional information necessary to verify the accuracy of information furnished in connection therewith that the Company possesses or can acquire without unreasonable effort or expense.

                  (g) Such Investor understands that the shares of Company Common Stock and, in the case of Hearst, the Warrants to be acquired by such Investor pursuant to this Agreement and, in the case of Hearst, the shares of Company Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or pursuant to an exemption from registration, and that a legend indicating such restrictions will be placed on the certificates representing such securities. The Company may require, as a condition to any such transfer that is not registered, that the transferring Investor deliver to the Company an opinion of counsel, in form and substance satisfactory to the Company, that no registration for such transfer is required.

         Section 9.2 Sales of Company Securities. If the Company determines to effect a public offering of Company Common Stock or securities convertible into or exercisable for Company Common Stock, upon the request of the managing underwriter for such offering, such Investor shall not offer or sell, or agree to offer or sell, any Company Common Stock or securities convertible into or exercisable for Company Common Stock during the period requested by such underwriter, which shall not exceed 180 days.

         Section 9.3 Confidential Information. The Investors acknowledge that all information provided by the Company in connection with this Agreement (other than press releases and documents filed with the Securities and Exchange Commission) is non-public, confidential or proprietary in nature. Each Investor agrees to hold such information in strict confidence, not to make use thereof other than for the performance of this Agreement, and not to release or disclose it to any third party other than for the performance of this Agreement or as required by law. In the event that any Investor is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any such information of another party, such Investor shall provide the Company with prompt notice of such request to enable the Company to seek an appropriate protective order. Such Investor shall cooperate with the Company in connection with such matter.

                                    ARTICLE X

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Hearst, Hearst Sub, Ameritech, Ameritech Sub, KidSoft, KidSoft, Inc., Barry and Gross as follows:

         Section 10.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except to the extent that the failure to be so qualified or licensed would not have a Material Adverse Effect. The Company has delivered to KidSoft complete and correct copies of its articles of incorporation and by-laws, each as in effect on the date hereof.

         Section 10.2 Subsidiaries. Each of AbleSoft, Inc., REP Acquisition Corporation and REP Holdings Company, Inc. (the "Subsidiaries") is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Subsidiary has all requisite power and authority to own, operate and lease it properties and to conduct its business as currently conducted. Each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction is which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. The Company owns directly or indirectly all of the outstanding capital stock of each Subsidiary.

         Section 10.3 Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by the Board of Directors of the Company and no other proceeding therefor on the part of the Company or its shareholders is required. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by other parties hereto, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         Section 10.4 Capitalization.

                  (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and of which 4,568,740 shares are issued and outstanding and 1,000,000 shares of preferred stock, $.01 par value, none of which are outstanding. Except as set forth on Schedule 10.4, the Company has not issued and is not obligated to issue any warrants, options or other rights to purchase or acquire any shares of its capital stock, or any securities convertible into any such shares or any warrants, options or other rights to acquire any such convertible securities.

                  (b) All of the shares of Company Common Stock have been duly authorized and, when issued in accordance with the term of this Agreement will be, validly issued, fully paid and nonassessable and will not be subject to any preemptive rights. The Warrants have been duly authorized and, when issued in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The shares of Company Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued upon such exercise will be, validly issued, fully paid and non-assessable and will not be subject to any preemptive rights. Except as set forth in Schedule 10.4, there are no preemptive rights, rights of first refusal, put or call rights or obligations, or anti-dilution rights with respect to the issuance, sale or redemption of the capital stock of the Company.

         Section 10.5 Financial Statements. The Company has previously delivered to KidSoft complete and correct copies of the Company's audited balance sheets, statements of income and statements of cash flows for each of the years ended December 31, 1994, 1995 and 1996. All such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis, are complete, correct and consistent in all material respects with the books and records of the Company, contain notations for all significant accruals or contingencies and fairly present the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company for the periods shown therein.

         Section 10.6 No Violation. Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of its obligations hereunder will (i) conflict with or result in any breach of any provision of its articles of incorporation or by-laws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any lien or encumbrance on the Company's properties or assets or any right of termination, cancellation or acceleration under any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any court, administrative agency or governmental authority binding on the Company or any of its properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches and defaults that, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 10.7 Consents. Except for the filings referred to in Section
1.2 and consents that have been obtained, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person or entity is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, other than such consents, approvals, authorizations, declarations, filings or registrations, the failure of which to make or obtain, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 10.8 Litigation, Orders. Except as set forth on Schedule 10.8, there are no claims, actions, suits, proceedings, investigations or inquiries pending before any court, arbitrator or governmental or regulatory official or office, or, to the knowledge of the Company, threatened, against or affecting the Company or questioning the validity of this Agreement, the transactions contemplated hereby or any action taken or to be taken by the Company pursuant to this Agreement, at law or in equity; nor is there any valid basis for any such claim, action, suit, proceeding, inquiry or investigation. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding that has had or may have a Material Adverse Effect.

         Section 10.9 Securities Laws. The offer, issuance and sale by the Company of the Company Common Stock and Warrants pursuant to this Agreement (assuming the accuracy of the representations and warranties of the Investors contained in Article IX) will be exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

         Section 10.10 Disclosure. The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto and the certificates executed or delivered in connection herewith do not, and the Form 10-KSB, the 1997 Form 10-QSB and the information contained in the Memorandum under the heading "Risk Factors" did not, as of the respective dates thereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading. No event has occurred and nothing material has come to the attention of the Company that would indicate that any of such information (together with any written updates thereof furnished by the Company, including information in the Form 1997 10-QSB that updates information in the Form 10-KSB) is not true and correct in all material respects as of the date hereof. To the knowledge of the Company, the projections contained in the materials furnished to KidSoft by the Company and the assumptions underlying such projections were reasonable when made and continue to be reasonable, and the projections were based upon good faith and diligent estimates of the anticipated operating results and financial condition of the Company. There are no facts known to the Company that currently or may in the future have a Material Adverse Effect and that have not been specifically disclosed herein, in a schedule furnished herewith or in the documents referred to above, other than economic conditions affecting the industry of the Company generally.


                                   ARTICLE XI

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         Section 11.1 Survival of Representations. All representations, warranties and agreements made by any party to this Agreement or pursuant hereto shall survive the Closings and any investigation made by or on behalf of any party hereto for a period of one year following the Closing Date; provided, however, that the representations and warranties of KidSoft with respect to Taxes contained in Section 4.13 will remain in full force and effect until 30 days following the expiration of the statute of limitations (including any extensions thereof) applicable to the tax claim giving rise to such breach, and shall be effective with respect to any inaccuracy or breach of any such representation and warranty notice of which shall have been so given within such 30-day period.

         Section 11.2 Indemnification.

                  (a) Subject to the terms and conditions of this Article XI, KidSoft shall indemnify, defend and hold harmless the Company, each person who controls the Company within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each of the respective officers, directors, employees and agents of the foregoing in their respective capacities as such (collectively, the "Company Indemnified Parties"), from and against all demands, claims, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses, net of any insurance proceeds and tax benefits (collectively, "Damages"), asserted against, resulting to, imposed upon or incurred by any Company Indemnified Party, directly or indirectly, by reason of or resulting from (i) a breach of any representation, warranty or agreement of KidSoft contained in or made pursuant to this Agreement, (ii) any claim asserted against KidSoft or KidSoft, Inc. with respect to any Taxes relating to the operations or properties of KidSoft or KidSoft, Inc. on or prior to the Closing Date, (iii) Taxes that may be due as a result of the Mergers or the sale of the Membership Interests pursuant to this Agreement, (iv) any liabilities under any federal, state or local plant closing, bulk sales or similar law, (v) any liabilities or obligations relating to events prior to the Closing Date with regard to any Employee Benefit Plan, or (vi) any other liabilities or obligations of KidSoft or KidSoft, Inc. (whether absolute, accrued, contingent or otherwise) existing as of the Closing Date or arising out of facts, conditions or circumstances existing at or prior thereto, whether or not such liabilities, obligations or claims were known at the time of the Closing, except for liabilities or obligations reflected on the Balance Sheet or incurred in the ordinary course of business since the date of the Balance Sheet or disclosed to the Company in this Agreement or a schedule hereto (collectively with the matters referred to in (b), (c) and (d) below, "Claims").

                  (b) Subject to the terms and conditions of this Article XI, Hearst shall indemnify, defend and hold harmless the Company Indemnified Parties for all liability for Taxes imposed on Hearst or any affiliate that is a member of Hearst's consolidated tax group (including Hearst Merger Sub) and Ameritech shall indemnify, defend and hold harmless the Company Indemnified Parties for all liability for Taxes imposed on Ameritech or any affiliate that is a member of Ameritech's consolidated tax group (including Ameritech Merger Sub).

                  (c) Subject to the terms and conditions of this Article XI, each of Hearst, Ameritech, KidSoft, Inc., Barry and Gross (solely as to itself or himself, as the case may be, and, in the case of Hearst and Ameritech, as to Hearst Sub and Ameritech Sub, respectively) shall indemnify, defend and hold harmless the Company Indemnified Parties from and against all Damages asserted against, resulting to, imposed upon or incurred by any Company Indemnified Party, directly or indirectly, by reason of or resulting from a breach of any representation, warranty or agreement of such indemnifying party contained in or made pursuant to this Agreement. Without limiting the generality of the foregoing, none of Hearst, Ameritech, KidSoft, Inc., Barry or Gross shall have any obligation under this Section 11.2(c) for breaches of any representations, warranties or agreements by any other party, except for Hearst with respect to breaches by Hearst Sub and Ameritech with respect to breaches by Ameritech Sub.

                  (d) Subject to the terms and conditions of this Article XI, the Company shall indemnify, defend and hold harmless Hearst, Ameritech, KidSoft, Inc., Barry and Gross, each person who controls such party within the meaning of the Exchange Act, and each of the respective partners, officers, directors, employees and agents of the foregoing in their respective capacities as such (collectively, the "KidSoft Indemnified Parties") from and against all Damages asserted against, resulting to, imposed upon or incurred by any such KidSoft Indemnified Party, directly or indirectly, by reason of or resulting from a breach of any representation, warranty or agreement of the Company contained in or made pursuant to this Agreement; provided, however, the Company's liability pursuant to this paragraph (d) and pursuant to the Stock Purchase Agreement shall not exceed, in the aggregate, $2,000,000.

                  (e) Notwithstanding anything to the contrary contained in this
Article XI, no party shall have any liability under this Section 11.2 or Section
11.4 with respect to any Claim unless the Damages related thereto (determined on an aggregate basis and without regard to any allocation among the applicable Indemnifying Parties (as defined below)) would, but for this paragraph (e), exceed $25,000, and then only to the extent of such excess.

         Section 11.3 Conditions of Indemnification. The obligations of the Company and Hearst, Ameritech, KidSoft, Inc., Barry and Gross as indemnifying parties (each, an "Indemnifying Party") to indemnify the KidSoft Indemnified Parties and the Company Indemnified Parties, respectively (each, an "Indemnified Party"), under Section 11.2 with respect to Claims made by third parties shall be subject to the following terms and conditions:

                  (a) The Indemnified Party shall give the Indemnifying Party prompt notice of any such Claim, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives chosen by it;

                  (b) If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend any Indemnified Party against which such Claim has been asserted, such Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; and

                  (c) Anything in this Section 11.3 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect an Indemnified Party other than as a result of money damages or other money payments, such Indemnified Party shall have the right, at its own cost and expense, to defend, compromise or settle such Claim; provided, however, that if such Claim is settled without the Indemnifying Party's consent (which consent shall not be unreasonably withheld) such Indemnified Party shall be deemed to have waived all rights hereunder against such Indemnifying Party for money damages arising out of such Claim, and (ii) such Indemnifying Party shall not, without the written consent of such Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Party a release from all liability in respect to such Claim.

         Section 11.4 Contribution. In the event that the foregoing indemnity is unavailable to any Indemnified Party for any reason, the Indemnifying Parties with respect to such Claim, jointly and severally, shall contribute to all related Damages in such proportion as is appropriate to reflect the relative fault of each party in connection with the conduct that gave rise to such Claim. The parties agree that it would not be just or equitable if contributions were determined by pro rata allocation or by any other method of allocation that does not take account of relative fault and other equitable considerations. The parties further agree that if and to the extent that pro rata contributions were nevertheless considered by court, all Indemnified Parties shall collectively be deemed to be one person.

         Section 11.5 Indemnification Under Escrow Agreement. Notwithstanding anything to the contrary contained in this Article XI, the right to indemnity and to be held harmless against any Claim under Section 11.2(a) or 11.2(c), and the right to contribution in respect of any such Claim under Section 11.4, other than Claims relating to Taxes, may be asserted solely against the collateral then held under the Escrow Agreement. Each of Hearst, Ameritech and KidSoft, Inc. acknowledge that the shares of Company Common Stock to be delivered on their behalf to the Escrow Agent pursuant to Sections 3.2, 3.3 and 3.4 will be available, subject to the terms of this Agreement and the Escrow Agreement, to satisfy any Claims by the Company pursuant to Section 11.2(a) or 11.2(c) and that any Claim pursuant to Section 11.2(a) may be asserted against the collateral then held under the Escrow Agreement regardless of whether KidSoft is in existence at the time such Claim is made. The 601 shares of Company Common Stock to be delivered to the Escrow Agent pursuant to Section 3.4 on behalf of Barry shall only be available to satisfy Claims by the Company against Barry pursuant to Section 11.2(c) and the 601 shares of Company Common Stock to be delivered to the Escrow Agent pursuant to Section 3.4 on behalf of Gross shall only be available to satisfy Claims by the Company against Gross pursuant to
Section 11.2(c).

         Section 11.6 KidSoft Members' Representatives. For all matters arising under the Escrow Agreement, each of Hearst, Ameritech, KidSoft, Inc., Barry and Gross (the "KidSoft Indemnifying Parties") shall be represented by John Connors and Kenneth Bronfin or their designees (the "Representatives"). Except as otherwise provided herein, each Representative shall have the full power and authority to act alone in the name of, for and on behalf of each of the KidSoft Indemnifying Parties in any manner with respect to the Escrow Agreement and any Claim under Section 11.2(a) or 11.2(c) and the right to contribution in respect of any Claim under Section 11.4. In the event either of them shall die or resign or otherwise terminate his authority hereunder, there surviving or remaining Representative shall make all decisions on behalf of the KidSoft Indemnifying Parties as authorized by this Section 11.6. In taking any action whatsoever hereunder, the Representatives shall be protected in relying upon any notice, paper or other document reasonably believed by them to be sufficient. The Representatives shall not be liable to the Company or the KidSoft Indemnifying Parties for any act performed by them in good faith and shall be liable only in the case of their own bad faith or willful misconduct or gross negligence. The Representatives may consult with counsel in connection with their duties hereunder and shall be fully protected in any act taken, suffered or permitted by them in good faith in accordance with the advice of counsel, the expenses of which shall be paid (a) by the KidSoft Indemnifying Parties if such expenses are incurred prior to the first anniversary of the Closing Date and (b) from the proceeds of the sale or other disposition of the collateral held under the Escrow Agreement if such expenses are incurred after such first anniversary. The Representatives shall not be responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                                   ARTICLE XII

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closings, of each of the following conditions:

         Section 12.1 Representations and Warranties. The representations and warranties of each of the parties to this Agreement (other than the Company) shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that expressly relate to a different date) and each of such parties shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such party at or prior to the Closings. The Company shall have received a certificate, executed by the respective Chief Executive Officers (or other officers reasonably acceptable to the Company) of Hearst, Hearst Sub, Ameritech, Ameritech Sub, KidSoft, and KidSoft, Inc., each dated as of the Closing Date, to the foregoing effect with respect to such party.

         Section 12.2 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of any of the transactions contemplated hereby or (b) could have a Material Adverse Effect on KidSoft.

         Section 12.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of any of the transactions contemplated hereby.

         Section 12.4 Resolutions. Each of Hearst Sub, Ameritech Sub, KidSoft, and KidSoft, Inc. shall have delivered to the Company copies of resolutions of such party's Board of Directors (or other governing body) and stockholders (if required), certified by the Secretary of such party as in full force and effect on the Closing Date, authorizing, among other things, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and, in the case of Hearst and Ameritech, evidence reasonably satisfactory to the Company of the authority of the officers thereof executing this Agreement and the other documents contemplated hereby to take such action and to consummate the transactions contemplated hereby and thereby.

         Section 12.5 Incumbency Certificate. Each such party shall have delivered to the Company a certificate of the Secretary of such party, dated as of the Closing Date, as to the incumbency and signatures of the officers of such party executing this Agreement and the related certificates.

         Section 12.6 Opinion of Counsel. The Company shall have received from counsel to each such party opinions, each dated as of the Closing Date, in form and substance reasonably satisfactory to the Company as follows:

                  (a) in the case of counsel to KidSoft, with respect to the matters set forth in Sections 4.1, 4.3, 4.4 (b), 4.9, 4.12 and 4.14, provided that in the case of Section 4.14, such opinion may be to the knowledge of such counsel;

                  (b) in the case of counsel to Hearst and Hearst Sub, with respect to the matters set forth in Article V (other than Section 5.3 and Section 5.7(b);

                  (c) in the case of counsel to Ameritech and Ameritech Sub, with respect to the matters set forth in Article VI (other than Section 6.3 and Section 6.7(b)); and

                  (d) in the case of counsel to KidSoft, Inc., with respect to the matters set forth in Sections 7.1, 7.2, 7.4 and 7.5.

         Section 12.7 All Proceedings Satisfactory. All corporate and other proceedings taken prior to or at the Closings in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Company.

         Section 12.8 Stock Purchase Agreement. Hearst and Ameritech shall have executed the Stock Purchase Agreement in substantially the form attached hereto as Exhibit C (the "Stock Purchase Agreement"), and delivered an executed copy thereof to the Company and all conditions to closing thereunder to be satisfied by Hearst and Ameritech shall have been satisfied or waived.

         Section 12.9 Fairness Opinion. The Company shall have received the written opinion of Janney Montgomery Scott to the effect that, as of the Closing Date, the acquisition of KidSoft by the Company in consideration of 1,450,000 shares of Company Common Stock and the Warrants is fair to the shareholders of the Company from a financial point of view.

         Section 12.10 KidSoft Cash Account. Immediately prior to the Closings, Ameritech shall have contributed $200,000 in cash to KidSoft, which amount shall be deposited in KidSoft's cash account.

         Section 12.11 Assignment and Assumption Agreement. KidSoft and KidSoft, Inc. shall have entered into an Assignment and Assumption Agreement, in form and substance satisfactory to the Company, pursuant to which KidSoft, Inc. shall assign to KidSoft all of its rights, and KidSoft shall assume all of KidSoft, Inc.'s liabilities and obligations, under such contracts and commitments of KidSoft, Inc. relating to the business of KidSoft as the Company shall request.

         Section 12.12 Escrow Agreement. The Representatives and the Escrow Agent shall have executed and delivered to the Company the Escrow Agreement.

                                  ARTICLE XIII

               CONDITIONS TO OBLIGATIONS OF HEARST AND HEARST SUB

         The obligations of Hearst and Hearst Sub under this Agreement are subject to the satisfaction, at or before the Hearst Merger Closing, of each of the following conditions:

         Section 13.1 Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of the Hearst Merger Closing as though made at that time (except for representations and warranties that expressly relate to a different date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Hearst Merger Closing. Hearst and Hearst Sub shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

         Section 13.2 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of the Hearst Sub Merger or (b) could have a Material Adverse Effect on the Company.

         Section 13.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Hearst Sub Merger.

         Section 13.4 Resolutions of the Company. The Company shall have executed and delivered to Hearst and Hearst Sub copies of resolutions of the Company's Board of Directors, certified by the Secretary of the Company as in full force and effect on the Closing Date, authorizing, among other things, the execution and delivery of this Agreement and the consummation of the Hearst Sub Merger.

         Section 13.5 Incumbency Certificate. The Company shall have delivered to Hearst and Hearst Sub a certificate of the Secretary of the Company, dated as of the Closing Date, as to the incumbency and signatures of the officers of the Company executing this Agreement and the related certificates.

         Section 13.6 Opinion of Counsel. Hearst and Hearst Sub shall have received from Klehr, Harrison, Harvey, Branzburg & Ellers, counsel to the Company, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Hearst and Hearst Sub, with respect to the matters set forth in Section 10.1, 10.2, 10.3, 10.4, 10.6, 10.7, 10.8 and 10.9.

         Section 13.7 All Proceedings Satisfactory. All corporate proceedings taken prior to or at the Hearst Merger Closing in connection with the Hearst Sub Merger, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to Hearst and Hearst Sub.


                                   ARTICLE XIV

            CONDITIONS TO OBLIGATIONS OF AMERITECH AND AMERITECH SUB

         The obligations of Ameritech and Ameritech Sub under this Agreement are subject to the satisfaction, at or before the Ameritech Sub Merger Closing, of each of the following conditions:

         Section 14.1 Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of the Ameritech Sub Closing as though made at that time (except for representations and warranties that expressly relate to a different date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Ameritech Sub Merger Closing. Ameritech and Ameritech Sub shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

         Section 14.2 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of any of the transactions contemplated hereby or (b) could have a Material Adverse Effect on the Company.

         Section 14.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Ameritech Sub Merger.

         Section 14.4 Resolutions of the Company. The Company shall have executed and delivered to Ameritech and Ameritech Sub copies of resolutions of the Company's Board of Directors, certified by the Secretary of the Company as in full force and effect on the Closing Date, authorizing, among other things, the execution and delivery of this Agreement and the consummation of the Ameritech Sub Merger.

         Section 14.5 Incumbency Certificate. The Company shall have delivered to Ameritech and Ameritech Sub a certificate of the Secretary of the Company, dated as of the Closing Date, as to the incumbency and signatures of the officers of the Company executing this Agreement and the related certificates.

         Section 14.6 Opinion of Counsel. Ameritech and Ameritech Sub shall have received from Klehr, Harrison, Harvey, Branzburg & Ellers, counsel to the Company, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Hearst and Hearst Sub, with respect to the matters set forth in Section 10.1, 10.2, 10.3, 10.4, 10.6, 10.7, 10.8 and 10.9.

         Section 14.7 All Proceedings Satisfactory. All corporate proceedings taken prior to or at the Ameritech Merger Closing in connection with the Ameritech Sub Merger, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to Ameritech and Ameritech Sub.


                                   ARTICLE XV

           CONDITIONS TO OBLIGATIONS OF KIDSOFT, INC., BARRY AND GROSS

         The obligations of KidSoft, Inc., Barry and Gross under this Agreement are subject to the satisfaction, at or before the LLC Closing, of each of the following conditions:

         Section 15.1 Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the date of the LLC Closing as though made at that time (except for representations and warranties that expressly relate to a different date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the LLC Closing. KidSoft, Inc., Barry and Gross shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

         Section 15.2 No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of any of the transactions contemplated hereby or (b) could have a Material Adverse Effect to the Company.

         Section 15.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the LLC Closing.

         Section 15.4 Resolutions of the Company. The Company shall have executed and delivered to KidSoft, Inc., Barry and Gross copies of resolutions of the Company's Board of Directors, certified by the Secretary of the Company as in full force and effect on the Closing Date, authorizing, among other things, the execution and delivery of this Agreement and the consummation of the LLC Closing.

         Section 15.5 Incumbency Certificate. The Company shall have delivered to KidSoft, Inc., Barry and Gross a certificate of the Secretary of the Company, dated as of the Closing Date, as to the incumbency and signatures of the officers of the Company executing this Agreement and the related certificates.

         Section 15.6 Opinion of Counsel. KidSoft, Inc., Barry and Gross shall have received from Klehr, Harrison, Harvey, Branzburg & Ellers, counsel to the Company, an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Hearst and Hearst Sub, with respect to the matters set forth in Section 10.1, 10.2, 10.3, 10.4, 10.6, 10.7, 10.8 and 10.9.

         Section 15.7 All Proceedings Satisfactory. All corporate proceedings taken prior to or at the LLC Closing in connection with the LLC Closing, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to KidSoft, Inc., Barry and Gross.


                                   ARTICLE XVI

                           COMPANY BOARD OF DIRECTORS

         Section 16.1 Company Board of Directors. Promptly following the Closings, the Company shall cause the Board of Directors of the Company to be expanded to ten members and to elect three additional directors, who shall be John Connors, one person nominated by Hearst and one person nominated by Ameritech. The persons nominated by Hearst and Ameritech, respectively, shall be reasonably satisfactory to the Company. In accordance with Section 4.03 of the Company's Amended and Restated By-Laws, such expansion shall be effected by increasing each of Class I, Class II and Class III of the Board of Directors by one director and adding one of the new directors to each such Class, as the current Board of Directors shall determine.


                                  ARTICLE XVII

                               REGISTRATION RIGHTS

         Section 17.1 Piggyback Registration Rights. If, at any time, the Company proposes to register any shares of Common Stock under the Securities Act other than pursuant to a registration effected to implement (a) an employee benefit plan or (b) a transaction to which Rule 145 or any similar rule of the SEC under the Securities Act applies, whether or not for sale for its own account, the Company shall give written notice thereof to the Investors and upon the written request of any Investor, given within 15 days after the receipt of any such written notice, the Company will include in such registration statement any or all of the shares of Common Stock acquired pursuant to this Agreement then owned by such Investor [including shares issuable upon exercise of the Warrants]; provided, however, that (i) the maximum number of shares to be sold shall not exceed the number which the managing underwriter considers, in good faith, to be appropriate based on market conditions and other relevant factors (including pricing); and (ii) if the total number of shares desired to be sold exceeds such amount, the Company shall be entitled to include in such registration statement the full amount of shares that it desires to include, and the Investors, together with any other shareholders who elect to participate in the offering, shall be entitled to sell up to any remaining amount of shares pro rata in proportion to the number of shares requested to be included therein.

         Section 17.2 Withdrawal of Shares. If the number of shares to be included in a registration statement pursuant to this Article XVII is reduced as provided in Section 17.1, any Investor that previously had elected to participate in such offering may withdraw its shares from such registration statement by giving written notice to such effect to the Company at any time prior to the effective date thereof. At any time prior to such effective date, the Company shall have the right to withdraw such registration statement for any reason whatsoever.

         Section 17.3 Information Regarding Investors; Underwriting
Arrangements.

                  (a) Each Investor participating in a registration hereunder shall furnish to the Company such information regarding such Investor and the distribution of such Investor's securities as the Company may from time to time request in order to comply with the Securities Act of 1933 (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission thereunder. Each Investor shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Investor to the Company or of the happening of any event as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Investor or the distribution of such securities or omits to state any material fact regarding such Investor or the distribution of such securities required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall promptly furnish to the Company any additional information required to correct or update any previously furnished information or required so that such prospectus shall not contain, with respect to such Investor or the distribution of such securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each Investor participating in a registration hereunder shall, if requested by the Company or the managing underwriter(s) in connection with such registration, (i) subject to Section 17.4, agree to sell its shares on the basis provided in any underwriting arrangements entered into in connection therewith and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customary in similar offerings.

         Section 17.4 Restrictions on Sales. In connection with any registration under this Article XVII, no Investor shall sell any shares of Common Stock or securities convertible into or exercisable for Common Stock, except pursuant to such registration, for the period following the effective date of the applicable registration statement that the managing underwriter of the offering determines is necessary to effect the offering, which period shall not exceed 180 days.

         Section 17.5 Indemnification.

                  (a) Indemnification by the Company. In connection with any registration pursuant to this Section 17, the Company shall indemnify, defend and hold harmless each Investor participating in such registration, each person who controls such Investor within the meaning of the Securities Act, and each of the partners, officers, directors, employees and agents of the foregoing in their respective capacities as such (the "Indemnitees"), to the full extent lawful, from and against all actions, suits, claims, proceedings, costs, damages, judgments, amounts paid in settlement and expenses (including, without limitation, reasonable attorneys' fees and disbursements), whether joint or several (collectively, a "Loss"), to which any such Indemnitee may become subject under the Securities Act or any other statute or common law, insofar as any such Loss may arise out of or be based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Company will reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending such Loss; provided, however, that such indemnification covenant shall not (i) apply to any Loss arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitee for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, any such amendment or supplement thereto or any Blue Sky Filing or
(ii) inure to the benefit of any Indemnitee to the extent that any such Loss arises out of such Indemnitee's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnitee and shall survive the transfer of such securities by any Indemnitee.

                  (b) Indemnification by the Sellers. As a condition to including any securities in any registration statement filed pursuant to Section 17.1, the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities to indemnify, defend and hold harmless (in the same manner and to the same extent as set forth in subsection (a) of this
Section 17.5) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any Blue Sky Filing, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, in no event shall the liability of any seller under this paragraph (b) exceed the net proceeds received by such seller (after the payment of underwriting discounts and commissions) from the sale of its securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

                  (c) Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim hereunder, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 17.5 unless the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that the indemnifying party may wish, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. In the event that the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim with the consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party that relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as is reasonably practicable as to the status of the defense. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the indemnified party (not to be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                                  ARTICLE XVIII

                                 RELATED MATTERS

         Section 18.1 Use of Name. KidSoft, Inc. acknowledges that KidSoft owns the exclusive right to use the name "KidSoft" and that such right is a material inducement for the Company to consummate the transactions contemplated by this Agreement. KidSoft, Inc. further acknowledges that any use of the name "KidSoft" by KidSoft, Inc. could cause confusion among customers, suppliers or others doing business with KidSoft or the Company and could result in irreparable harm to the Company. Accordingly, after the Closings, KidSoft, Inc. shall not conduct any business or other activities except through a fictitious name that does not include the name "KidSoft" or any variation or derivative thereof.

         Section 18.2 Employees, Benefit Plans, Etc.

                  (a) The Company shall have the right, but shall have no obligation, to offer employment to such employees of KidSoft, Inc. as the Company in its sole discretion may determine. Any employment offered by the Company to employees of KidSoft, Inc. shall be on such terms and conditions as the Company in its sole discretion may determine. Nothing contained in this
Section 18.2 shall be construed to confer upon or give to any person other than the parties to this Agreement and their successors or permitted assigns any rights or remedies hereunder.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or in any document or instrument delivered pursuant hereto, the Company is not assuming, and KidSoft, Inc. shall remain responsible for, all amounts due to employees of KidSoft, Inc. in respect of wages, bonuses, commissions or other compensation or under any benefit plan with respect to all periods prior to the Closing Date. KidSoft, Inc. shall withhold all taxes and other amounts required by law to be withheld in respect of such wages, bonuses, commissions and compensation.

                  (c) KidSoft, Inc. shall hold the shares of the Company Common Stock received pursuant to Section 2.1(a) for the benefit of its employees and, subject to Article IX, shall apply such shares or the proceeds received from the sale thereof to satisfy in full the obligations of KidSoft, Inc. under its Incentive Compensation Plan and the obligation of KidSoft under the Incentive Compensation Agreement, dated as of May 1, 1996, between KidSoft and John Connors.

                                   ARTICLE XIX

                       CONSENTS AND WAIVERS OF HEARST SUB,
                          AMERITECH SUB, KIDSOFT, INC.

         Pursuant to Paragraph 9.4 of the LLC Agreement:

         Section 19.1 Transfer by KidSoft, Inc. Hearst Sub and Ameritech Sub hereby acknowledge and consent to the sale by KidSoft, Inc. of its Membership Interest to the Company in accordance with the terms and conditions contained herein.

         Section 19.2 Transfer by Hearst Sub and Ameritech Sub. KidSoft, Inc. hereby acknowledges and consents to the transfer by each of Hearst Sub and Ameritech Sub of its respective Membership Interest to the Company pursuant to the Hearst Sub Merger and the Ameritech Sub Merger, respectively, in each case in accordance with the terms and conditions contained herein.

         Section 19.3 Transfer by Barry and Gross. KidSoft, Inc., Hearst Sub and Ameritech Sub hereby acknowledge and consent to the sale by each of Barry and Gross of his respective Membership Interest to the Company in accordance with the terms and conditions contained herein.

         Section 19.4 Ameritech Sub Right of First Refusal. Ameritech Sub hereby waives its right of first refusal to acquire Hearst Sub's Membership Interest and acknowledges that Hearst Sub is free to transfer all or any portion of its Membership Interest to the Company in accordance with the terms and conditions contained herein.

         Section 19.5 Hearst Sub Right of First Refusal. Hearst Sub hereby waives its right of first refusal to acquire Ameritech Sub's Membership Interest and acknowledges that Ameritech Sub is free to transfer all or any portion of its Membership Interest to the Company in accordance with the terms and conditions contained herein.


                                   ARTICLE XX

                                  MISCELLANEOUS

         Section 20.1 Expenses; Taxes, Etc. Except as otherwise provided herein, each party hereto shall pay all fees and expenses incurred by it in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

         Section 20.2 Further Assurances. From time to time, at the Company's request and without further consideration, each party hereto shall execute and deliver to the Company such documents and take such other action as the Company may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         Section 20.3 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights and obligations of the parties hereto hereunder may not be assigned without the consent of the other parties hereto.

         Section 20.4 Entire Agreement, Amendments and Waiver.

                  (a) This Agreement, the exhibits, the schedules and other writings referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

                  (b) This Agreement may be amended only by a written instrument duly executed by the parties. Any condition to a party's obligations hereunder may be waived in writing by such party to the extent permitted by law.

         Section 20.5 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 20.6 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by telex or facsimile transmission or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Company to:     MicroLeague Multimedia, Inc.
                          1001 Millersville Road
                          Lancaster, PA 17604
                          Attention: Neil B. Swartz
                          Facsimile No.:  (717) 872-6567

with a copy to:           Klehr, Harrison, Harvey, Branzburg & Ellers
                          1401 Walnut Street
                          Philadelphia, PA 19102
                          Attention: Robert W. Cleveland, Esq.
                          Facsimile No.:  (215) 568-6603

If to Hearst :            The Hearst Corporation
                          959 Eighth Avenue
                          New York, NY 10019
                          Attention: General Counsel

If to Ameritech:          Ameritech Corporation
                          30 S. Wacker Drive
                          Chicago, IL 60606
                          Attention: Assistant General Counsel - Transactions

If to KidSoft, Inc.:      10275 North DeAnza Boulevard
                          Cupertino, CA 95014
                          Attention: John Connors

with a copy to:           Paul E. Kreutz, Esquire
                          Gray Cary Ware Freidenrich
                          4365 Executive Drive, Suite 1600
                          San Diego, CA 92121-2189

If to Barry:              c/o Merrill Lynch & Co.
                          North Tower
                          World Financial Center
                          New York, NY 01281-1320

If to Gross:              Concurrent Industries Group, LLC
                          375 Park Avenue, Suite 1507
                          New York, NY 10152

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

         Section 20.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania with regard to its or any other jurisdiction's conflicts of law rules.

         Section 20.8 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         Section 20.9 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   ARTICLE XXI

                                  DEFINED TERMS

         Section 21.1 Location of Certain Defined Terms. The following terms used in this Agreement are defined in the Section indicated:

                           Term                                Section
                           ----                                -------

                  Ameritech                                    forepart
                  Ameritech Merger Closing                     3.1
                  Ameritech Merger Consideration               1.5 (b)
                  Ameritech Sub                                forepart
                  Ameritech Sub Merger                         1.1 (b)
                  Articles of Merger                           1.2 (a) (i)
                  Balance Sheet                                4.6
                  Barry                                        forepart
                  Blue Sky Filing                              17.5
                  Certificate of Merger                        1.2 (a) (ii)
                  Closings                                     3.1
                  Claims                                       11.2(a)
                  Code                                         4.13(d)
                  Company                                      forepart
                  Company Common Stock                         Recitals
                  Company Indemnified Parties                  11.2(a)
                  Damages                                      11.2(a)
                  Effective Time                               1.2 (b)
                  Employee Benefit Plan                        4.21 (a)
                  Escrow Agent                                 3.2(a)
                  Escrow Agreement                             3.2(a)
                  Exchange Act                                 11.2(a)
                  Form 10-KSB                                  9.1(d)
                  Gross                                        forepart
                  Hazardous Substances                         4.25
                  Hearst                                       forepart
                  Hearst Merger Closing                        3.1
                  Hearst Merger Consideration                  1.5 (a)
                  Hearst Sub                                   forepart
                  Hearst Sub Merger                            1.1 (a)
                  Indemnitees                                  17.5
                  Intellectual Property                        4.20
                  KidSoft                                      forepart
                  KidSoft, Inc.                                forepart
                  KidSoft Indemnified Parties                  11.2(b)
                  KidSoft Indemnifying Parties                 11.6

                  LLC Closing                                  3.1
                  Loss                                         17.5
                  Material Adverse Effect                      4.1
                  Members                                      Recitals
                  Membership Interests                         Recitals
                  Memorandum                                   9.1(d)
                  Mergers                                      1.1 (b)
                  1997 Form 10-QSB                             9.1(d)
                  PBCL                                         1.1 (a)
                  Pension Plan                                 4.21 (b)
                  Representatives                              11.6
                  Securities Act                               17.3
                  Stock Purchase Agreement                     12.8
                  Surviving Corporation                        1.1 (b)
                  Taxes and Tax                                4.13 (e)
                  Warrants                                     Recitals


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto in the capacities so indicated on the date first written above.


                               MICROLEAGUE MULTIMEDIA, INC.



                               By: /s/ Neil B. Swartz
                                   ---------------------------------------------
                                   Name:  Neil B. Swartz
                                   Title:  Chairman and Chief Executive Officer


                               KIDSOFT, L.L.C.



                               By: /s/ John J. Connors
                                   ---------------------------------------------
                                   Name:  John J. Connors
                                   Title:  Chief Executive Officer


                               HEARST CORPORATION



                               By: /s/ Alfred C. Sikes
                                   ---------------------------------------------
                                   Name:  Alfred C. Sikes
                                   Title:  Vice President


                               AMERITECH CORPORATION



                               By: /s/ Bruce B. Howat
                                   ---------------------------------------------
                                   Name:  Bruce B. Howat
                                   Title:  Secretary


                               KIDSOFT HOLDINGS, INC.



                               By: /s/ Alfred C. Sikes
                                   ---------------------------------------------
                                   Name:  Alfred C. Sikes
                                   Title:  President


                     [Signatures Continue on Following Page]

                            AMERITECH KIDSOFT HOLDINGS, INC.



                            By:  /s/ Craig Y. Lee
                                  ---------------------------------------------
                                  Name:  Craig Y. Lee
                                  Title:  President


                            KIDSOFT, INC.



                            By:  /s/ John C. Connors
                                  ---------------------------------------------
                                  Name:  John C. Connors
                                  Title:  President





                              /s/ Daniel D. Barry
                                  ---------------------------------------------
                                  Daniel D. Barry




                              /s/ Lawrence R. Gross
                                  ---------------------------------------------
                                  Lawrence R. Gross